UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2006

GLOBAL INNOVATIVE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

98-0217653

(IRS Employer Identification No.)

16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As used in this current report, the terms "we", "us" and "our" refer to Global Innovative Systems Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to "common shares" refer to the common shares in our capital stock.

ACQUISITION OF BEIJING ILLUMINATION (HONG KONG) LIMITED

History of Acquisition

On September 27, 2005, we entered into a Sale and Purchase Agreement with Glory Goal Investments Limited and Ko Yin. Pursuant to the terms and conditions of the Sale and Purchase Agreement, our company agreed to purchase 325 shares, or approximately 26.0%, of the issued and outstanding shares of Beijing Illumination (Hong Kong) Limited from Glory Goal Investments in consideration for the payment of HK$15,000,000 and the issuance of 1,750,000 common shares by our company to Glory Goal Investments.

Contemporaneous with our entry into the Sale and Purchase Agreement, our company entered into a Deed Agreement dated September 27, 2005 with Ko Yin, Admire Fame Investments Limited, Gain Huge Investments Limited and Splendid Fortune Investments Limited. Pursuant to the terms of the Deed Agreement, Admire Fame, Gain Huge and Splendid Fortune agreed to grant our company a call option which grants our company the right to purchase 313 shares, or approximately 25.0%, of the issued and outstanding shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune and a further call option to purchase 72 shares, or approximately 5.8%, of the issued and outstanding shares of Beijing Illumination from Admire Fame. If the call options are triggered during the exercise period, our company has agreed to issue approximately 7,200,000 and 1,656,230 common shares respectively, in accordance with the terms of the Deed Agreement. Alternately, our company has agreed to grant Admire Fame, Gain Huge and Splendid Fortune a put option to require our company to purchase 313 shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune and a further put option to require our company to purchase 72 shares of Beijing Illumination from Admire Fame. If the put options are triggered within the exercise period, our company has agreed to issue 7,200,000 and 1,656,230 common shares respectively in accordance with the terms and conditions of the Deed Agreement. The options granted under the Deed Agreement will be exercisable for a period of nine months, which period commences six months after the completion date of the Sale and Purchase Agreement.

On October 3, 2005, our company entered into a Letter Agreement with Glory Goal Investments, Admire Fame, Gain Huge, Splendid Fortune and Ko Yin whereby the parties agreed to amend the terms of the Sale and Purchase Agreement and the Deed Agreement. The amendments set out in the letter agreement include various provisions intended to comply with United States securities laws in regards to the issuance of securities under the two agreements.

On February 15, 2006, the parties to the Sale and Purchase Agreement entered into a Letter Agreement whereby the parties agreed to extend the completion date of the Sale and Purchase Agreement from October 5, 2005 to February 22, 2006. On February 22, 2006, the parties to the Sale and Purchase Agreement entered into a second Letter Agreement whereby the parties agreed to further extend the completion date of the Sale and Purchase Agreement from February 22, 2006 to a date not later than March 15, 2006.

On February 22, 2006, the parties to the Deed Agreement entered into a Supplemental Deed Agreement to allow our company to immediately exercise the call options granted in the Deed Agreement.

Closing of Acquisition

The closing of the transactions contemplated in the Sale and Purchase Agreement occurred on February 27, 2006. In accordance with the closing of the Sale and Purchase Agreement, we acquired 325 shares, or approximately 26.0%, of the issued and outstanding shares of Beijing Illumination, in exchange for the payment of HK$15,000,000 and the issuance of 1,750,000 common shares by our company to Glory Goal Investments.

On February 22, 2006, upon execution of the Supplemental Deed Agreement, notice was deemed to have been served to Admire Fame, Gain Huge and Splendid Fortune to exercise the two call options and acquire additional shares of Beijing Illumination. The closing of the transactions contemplated in the Deed Agreement were completed as of February 27, 2006. In accordance with the closing of the Deed Agreement, we acquired 313 shares, or approximately 25.0%, of the issued and outstanding shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune in exchange for the issuance of an aggregate of 7,200,000 common shares by our company to such companies. Additionally, we acquired a further 72 shares, or approximately 5.8%, of the issued and outstanding shares of Beijing Illumination from Admire Fame in exchange for the issuance of 1,656,230 common shares by our company to Admire Fame.

As of February 27, 2006, our company had 30,535,719 common shares issued and outstanding. As Ko Yin is the principal shareholder of Glory Goal Investments, Admire Fame, Gain Huge and Splendid Fortune, Mr. Ko indirectly holds 10,606,230 common shares, or approximately 34.7%, of our company as of the closing date.

As of February 27, 2006, our company holds 710 shares, or 56.8%, of the issued and outstanding shares of Beijing Illumination.

Business of Beijing Illumination

Beijing Illumination was incorporated pursuant to the laws of Hong Kong on October 11, 2002. Beijing Illumination is an investment holding company which is engaged in the manufacture, sale, research and development of lighting equipment. Beijing Illumination, through its wholly-owned subsidiary Beijing Aihua New Enterprise Lighting Appliance Company Ltd., manufactures and sells four main categories of HID (High-Intensity Discharge) related lighting products: (1) metal halide lamps; (2) high-pressure sodium lamps; (3) automobile HID xenon lamps; and (4) special application HID lamps. Compared to conventional incandescent and fluorescent lamps, HID lamps produce a much larger quantity of light in a relatively small package. HID lamps generally offer outstanding efficiency, reliability and versatility with the additional benefit of low energy consumption in comparison with conventional incandescent or fluorescent lamps. HID lamps are operated with an ancillary ballast and starting gear and have a wide scope of lighting applications including automobile headlights, street lighting, hydroponics, indoor and outdoor lighting of large buildings such as factories, warehouses and industrial plants, and creative color lighting for landmark structures such as hotels and bridges. Besides HID lamps, Beijing Illumination has expanded its product mix into ultra high-pressure mercury lamps, which are classified as specialty lighting source products and are key components for modern light-weight digital crystal projectors.

Item 3.02 Unregistered Sales of Equity Securities

Our common shares issued to the shareholders of Beijing Illumination pursuant to the Sale and Purchase Agreement and the Deed Agreement, as amended, were not registered with the Securities Exchange Commission or the securities commission of any United States state, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. We issued the common shares to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are included in this current report:

1.	Report of BDO McCabe Lo Limited, an independent registered public accounting firm, dated May 15, 2006;
2.	Audited Consolidated Financial Statements of Beijing Illumination (Hong Kong) Limited for the Years Ended December 31, 2004 and December 31, 2005; and
3.	Unaudited Pro Forma Consolidated Balance Sheet of Global Innovative Systems Inc. and Beijing Illumination (Hong Kong) Limited as of December 31, 2005.
4.	Unaudited Pro Forma Consolidated Statements of Operations for the twelve months ended March 31, 2005 and the nine months ended December 31, 2005.

EXHIBITS

10.1*	Supplemental Deed Agreement among our company, Admire Fame, Gain Huge, Splendid Fortune and Ko Yin, dated February 22, 2006. (1)

(1) Incorporated by reference from our Current Report on Form 8-K filed on February 28, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Beijing Illumination (Hong Kong) Limited

We have audited the accompanying consolidated balance sheets of Beijing Illumination (Hong Kong) Limited and subsidiaries (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beijing Illumination (Hong Kong) Limited and its subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the two years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

BDO McCabe Lo Limited

Hong Kong

May 15, 2006

BEIJING ILLUMINATION (HONG KONG) LIMITED

CONSOLIDATED BALANCE SHEETS Expressed in US dollars

	December 31,	December 31,
	2005	2004
	$	$
ASSETS
Current assets:
Cash and cash equivalents	503,077	771,451
Trade receivables, net of allowance for doubtful accounts of $123,267 and 95,717	1,315,628	1,583,724
Prepayments and other receivables	260,157	1,073,854
Inventories	2,111,399	1,696,204

Total current assets	4,190,261	5,125,233

Plant and equipment, net	3,553,883	3,257,277
Construction in progress	1,920,446	492,912

Total assets	9,664,590	8,875,422

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term borrowings	556,160	1,455,110
Loan from a shareholder	517,962	517,962
Loans from directors	955,928	-
Trade payables	957,728	622,376
Accruals and other payables	366,087	359,753

Total current liabilities	3,353,865	2,955,201

Minority interests	38,090	33,278

Total liabilities	3,391,955	2,988,479

Shareholders' equity:
Common stock: $0.129 par value: 10,000 shares authorized: 1,250 shares issued and outstanding	161	161
Additional paid-in capital	4,154,945	4,154,945
Statutory reserve	543,186	96,289
Accumulated other comprehensive income	40,541	(72,122)
Retained earnings	1,533,802	1,707,670

Total shareholders' equity	6,272,635	5,886,943

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY
	9,664,590	8,875,422

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING ILLUMINATION (HONG KONG) LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS Expressed in US dollars

	Years ended December 31,
	2005	2004
	$	$

Revenues	5,289,360	6,785,888

Cost of revenues	(3,210,602)	(3,231,205)

Gross profit	2,078,758	3,554,683

Selling and marketing expenses	(375,456)	(349,729)
General and administrative expenses	(848,486)	(1,784,400)

Profit from operations	854,816	1,420,554

Interest expenses	(611,209)	(718,617)
Other income	38,997	118,020

Profit before tax and minority interests	282,604	819,957
Minority interests	(4,172)	(3,569)
Income tax	(5,403)	(1,336)

Net profit	273,029	815,052

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING ILLUMINATION (HONG KONG) LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY Expressed in US dollars

	Share capital	Additional paid in capital	Statutory reserve	Accumulated other comprehensive income	Accumulated profits	Total
	$	$	$	$	$	$

At January 1, 2004	129	-	96,289	(72,122)	892,618	916,914
Issue of shares	32	4,154,945	-	-	-	4,154,977
Net profit for the year	-	-	-	-	815,052	815,052
At December 31, 2004 and January 1, 2005	161	4,154,945	96,289	(72,122)	1,707,670	5,886,943
Other comprehensive income:
Foreign currency translation exchange	-	-	-	112,663	-	112,663
Net profit for the year	-	-	-	-	273,029	273,029
	-	-	-	112,663	273,029	385,692

Transfer to reserves	-	-	446,897	-	(446,897)	-
At December 31, 2005	161	4,154,945	543,186	40,541	1,533,802	6,272,635

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING ILLUMINATION (HONG KONG) LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS Expressed in US dollars

	Years ended December 31,
	2005	2004
	$	$

Cash flows from operating activities:
Net profit	273,029	815,052
Adjustments for:
Depreciation of plant and equipment	342,529	217,330
Gain on disposal of plant and equipment	-	(29,506)
Allowance for doubtful accounts	27,550	95,717
Minority interests	4,172	-

Changes in operating assets and liabilities:
Inventories	(382,576)	(617,414)
Trade and other receivables	1,142,619	647,005
Trade and other payables	287,071	(1,394,694)
Tax payable	-	(353,602)

Net cash from (used in) operating activities	1,694,394	(620,112)

Cash flows from investing activities:
Repayment from a related company	-	257,069
Decrease in restricted cash	-	1,299,250
Purchase of plant and equipment	(1,995,053)	(773,475)
Proceeds on disposal of plant and equipment	-	75,281

Net cash (used in) from investing activities	(1,995,053)	858,125

Cash flows from financing activities:
Loans from directors	955,928	517,962
Capital contributed by a minority shareholder of a subsidiary	-	33,278
New bank loans	-	1,455,110
Repayment of bank loans	(926,933)	(1,455,110)
Repayment of convertible bonds	-	(1,114,946)

Net cash generated from (used in) financing activities	28,995	(563,706)

Net decrease in cash and cash equivalents	(271,664)	(325,693)

Cash and cash equivalents at beginning of the year	771,451	1,097,144
Effect of foreign exchange rates change	3,290	-

Cash and cash equivalents at end of the year	503,077	771,451

Supplemental disclosure of cash flow information:
Cash paid for:
Interest income	179	23,183

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING ILLUMINATION (HONG KONG) LIMITED

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Beijing Illumination (Hong Kong) Limited (“Beijing Illumination”) and its subsidiaries (collectively referred to as the “Company”) is principally engaged in the manufacture and distribution of a variety of industrial and specialty lighting source products and their accessories.

Beijing Illumination is an investment holding company. It was incorporated as a limited liability company in Hong Kong on October 11, 2002.

Beijing Aihua New Enterprise Lighting Appliance Company Ltd. (“Beijing Aihua”) was established on July 26, 1999 as a limited liability company in the People's Republic of China ("PRC"). On January 16, 2003, Beijing Aihua obtained an approval for conversion of its economic nature as a domestic enterprise into a wholly foreign owned enterprise under the laws of the PRC. Beijing Aihua is a wholly owned subsidiary of Beijing Illumination and is principally engaged in the manufacture and distribution of a variety of industrial and specialty lighting source products and their accessories.

Xianghe Aihua New Enterprise Lighting Equipment Company Ltd. (“Xianghe Aihua”) was established on November 20, 2003 as a limited liability company in the PRC. Xianghe Aihua is principally engaged in the research and development of lighting equipment. It is owned as to 51% by Beijing Aihua and 49% by a PRC joint venture partner.

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America.

Principle of Consolidation

The consolidated financial statements include the financial statements of the Company. All significant intercompany transactions and balances are eliminated on consolidation.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been delivered to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

Trade Receivables and Allowance for Doubtful Accounts

In regards to the Company’s allowance for doubtful accounts, it periodically records a provision for doubtful accounts based on an evaluation of the collectibility of trade receivables by assessing, among other factors, the customer’s willingness or ability to pay, repayment history, general economic conditions, and the ongoing relationship with its customers. The total amount of this provision is determined by first identifying the receivables of customers that are considered to be a higher credit risk based on their current overdue accounts, difficulties in collecting from these customers in the past and their overall financial condition. For each of these customers, the Company estimates the extent to which the customer will be able to meet its financial obligations, and it records an allowance that reduces its trade receivables for that customer to the amount that is reasonably believed will be collected. Additional allowances may be required in the future if the financial condition of the customers or general economic conditions deteriorate, thereby reducing net income.

Valuation of Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on the first-in, first-out basis. Write-down of potentially obsolete or slow-moving inventory is recorded based on management’s analysis of inventory levels and our assessment of estimated obsolescence based upon assumptions about future demand and market conditions. Further write-down of the value may be required in the future if there is rapid technological and structural change in the industry. This may reduce the results of operations of our Company.

Foreign Currency Translation

The business of the Company is transacted principally in Renminbi ("RMB") or Hong Kong Dollars ("HKD"). Transactions in other currencies are recorded in RMB or HKD at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are measured in RMB or HKD at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the consolidated statements of operations as a component of current period earnings.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits which are unrestricted as to withdrawal and use, and which have maturities of three months or less when purchased.

Plant and Equipment

Plant and equipment are recorded at cost less accumulated depreciation. Construction in progress is stated at cost which comprises all direct costs incurred in relation to their construction.

The cost of construction in progress will not be amortized until they are put into use and are transferred to a specific category of plant and equipment when the construction is completed.

Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives of plant and equipment are as follows:

Factory machinery and equipment	10 – 16 years
Furniture, fixtures and office equipment	5 – 6 years
Computer software	3 years
Motor vehicles	5 – 9 years

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured if carrying amount of the assets exceeds the future undiscounted net cash flows expected to be generated by use of the assets. The impairment loss to be recognized is calculated as the amount by which the carrying amounts of the assets exceed their fair values. No impairment loss was recorded during any periods presented.

Income Taxes

Income tax expense represents the sum of the tax currently payable and deferred taxation.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the statement of operations because it excludes items of income and expense that are taxable or deductible in other years, and it further excludes statement of operations items that are never taxable or deductible.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, trade receivables, short-term borrowings and trade payables approximate their fair values due to the short-term maturity of these instruments. The fair value of long-term debts, and capital lease obligations approximate their carrying value as the interest rates approximate those which would have been available for loans of similar remaining maturity at the respective period ends.

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company reports its comprehensive income (loss) in the consolidated statement of shareholders' equity.

Convertible Bonds

Convertible bonds are separately disclosed and regarded as debts unless conversion actually occurs. The finance costs recognized in the statement of operations in respect of the convertible bonds are calculated so as to produce a constant periodic rate of charge on the remaining balances of the convertible bonds for each accounting period.

Statutory Reserve

Pursuant to the relevant regulations applicable to foreign investment enterprises established in the PRC, Beijing Aihua is required to transfer certain percent of its profit after taxation to the statutory reserve. The balances of the statutory reserve cannot be reduced except where approval is obtained from the relevant PRC authority to set off accumulated losses or increase capital.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs”. This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and re-handling costs to be expensed in the current period, regardless if they are abnormal amounts or not. This Statement will become effective for the Company in the first quarter of 2006. The adoption of SFAS No. 151 is not expected to have a material impact on the Company’s financial condition, results of operations, or cash flows.

In December 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and the fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. The provisions of SFAS 153 are effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The management do not anticipate that the adoption of this standard will have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB issued FIN 47 as an interpretation of FASB Statement No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). This interpretation clarifies that the term conditional asset retirement obligation as used in SFAS 143, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The management do not anticipate that the adoption of this standard will have a material impact on the Company’s financial position or results of operations.

In May 2005, FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“FAS 154”). FAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The provisions of FAS 154 requires, unless impracticable, retrospective application to prior periods’ financial statements of (1) all voluntary changes in principles and (2) changes required by a new accounting pronouncement, if a specific transition is not provided. FAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005.

NOTE 3. TAXATION

	Years ended December 31,
	2005	2004
	$	$
The charge (credit) for the year represents:
PRC enterprise income tax - current year	5,403	1,336

No provision of Hong Kong Profits Tax has been made as the Company’s profit neither arise in, nor derive from Hong Kong during the two years ended December 31, 2005.

Pursuant to the relevant laws and regulations in the PRC, Beijing Aihua is exempted from PRC enterprise income tax for two years starting from its first profit-making year after it became a wholly foreign owned enterprise and followed by a 50% reduction for the next three years.

Pursuant to the relevant laws and regulations in the PRC, Xianghe Aihua is subject to PRC enterprise income tax at 33% of its assessable profit.

The tax charge (credit) for the year can be reconciled to the profit per the consolidated statements of operations as follows:

	Years ended December 31,
	2005	2004
	$	$
Profit before taxation	282,604	819,957
Taxation at the income tax rate of 17.5%	49,456	143,492
Tax holidays and concessions	(71,447)	(352,102)
Tax effect of permanent difference from non-deductible expenses	169,349	299,048
Tax effect of permanent difference from non-taxable income	(141,147)	(88,930)
Effect of the different income tax rate in other tax jurisdictions	(808)	(172)
Tax charge for the year	5,403	1,336

NOTE 4. PLANT AND EQUIPMENT, NET

Plant and equipment, net consist of the following:

	December 31,
	2005	2004
	$	$
Factory machinery and equipment	3,774,626	3,556,024
Furniture, fixtures and office equipment	64,746	52,218
Computer software	335,808	1,587
Motor vehicles	79,016	34,115
	4,254,196	3,643,944
Less: Accumulated depreciation	(700,313)	(386,667)
Plant and equipment, net	3,553,883	3,257,277

Depreciation expenses for the years ended December 31, 2005 and December 31, 2004 were $342,529 and $217,330 respectively.

NOTE 5. CONSTRUCTION IN PROGRESS

Construction in progress as of December 31, 2005 presented the production lines under construction, which were substantially completed. The Company expected no material cost incurred to completion and expected to put it into use in early 2006.

NOTE 6. SHORT-TERM BORROWINGS

The Company’s short term borrowings consist of the following:

	December 31,
	2005	2004
	$	$
Bank loans	556,160	1,455,110

The bank loans are interest bearing and repayable within one year.

During the year ended December 31, 2004, the bank loans were secured by the corporate guarantee of a PRC company.

During the year ended December 31, 2005, the bank loans were secured by the corporate guarantee of another PRC company. Beijing Aihua has pledged its machinery amounting to approximately $1.4 million to provide a counter guarantee to this PRC company.

NOTE 7. LOAN FROM A SHAREHOLDER

The amounts represented a loan from a shareholder to the Company. The loan is unsecured and carries interest at 20% per annum.

NOTE 8. AMOUNTS DUE TO DIRECTORS

Two directors advanced loans of $955,928 to the Company in 2005. The loans are unsecured and payable on demand, of which an amount of $517,625 carries interest at 9.6% per annum.

NOTE 9. INVENTORIES

Inventories by major categories are summarized as follows:

	December 31,
	2005	2004
	$	$
Raw materials	519,283	547,330
Work in progress	297,999	236,416
Finished goods	1,294,117	912,458
	2,111,399	1,696,204

NOTE 10. PREPAYMENTS AND OTHER RECEIVABLES

	December 31,
	2005	2004
	$	$
Deposits paid	136,454	869,292
Prepayments	30,304	204,562
Value added tax receivable	37,467	-
Others	55,932	-
	260,157	1,073,854

NOTE 11. ACCRUALS AND OTHER PAYABLES

	December 31,
	2005	2004
	$	$
Receipts in advance	101,889	88,105
Value added tax payable	-	74,571
Accrued expenses	182,114	70,363
Others	82,084	126,714
	366,087	359,753

NOTE 12. CONVERTIBLE BONDS

During the year ended December 31, 2004, the bondholder of the $5,000,000 convertible bonds exercised the conversion rights by converting $3,571,429 of the principal amount together with the accrued interest of $583,548 into 250 new shares of Beijing Illumination.

NOTE 13. RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

For the year ended December 31, 2004, Beijing Illumination paid office rental and motor vehicle rentals of $46,272 and $15,424 respectively to a company beneficially owned by the family members of a director. It also paid consultancy fees of $54,627 to two companies beneficially owned by the family members of a director and purchased a motor vehicle for $15,424 from one of these companies.

For the year ended December 31, 2005, Beijing Illumination paid office rental of $46,272 to a company beneficially owned by the family members of a director.

NOTE 14. OPERATING RISK

Credit Risk

The Company is exposed to credit risk from its cash at bank, fixed deposits and trade receivables. The credit risk on cash at bank and fixed deposits is limited because the counterparts are recognized financial institutions. Trade receivables are subject to credit evaluations. The Company periodically records a provision for doubtful accounts based on an evaluation of the collectibility of trade receivables by assessing, among other factors, the customer’s willingness or ability to pay, repayment history, general economic conditions and the ongoing relationship with the Company’s customers.

The Company is not exposed to any significant concentration of credit risk because its exposure is spread over a number of customers.

Foreign Currency Risk

Most of the transactions of the Company were settled in Renminbi and Hong Kong dollars. In the opinion of the directors, the Company would not have significant foreign currency risk exposure.

Country Risk

Substantial portion of the Company’s business, assets and operations were located and conducted in China. While China’s economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

NOTE 15. SEGEMENT AND GEOGRAPHIC INFORMATION

The Company is principally engaged in the manufacture and distribution of a variety of industrial and specialty lighting source products and their accessories. The Company believes it operates in one segment, and all financial segment information can be found in the consolidated financial statements.

Geographic information:

	December 31,
	2005	2004
	$	$
Total sales:
The PRC	2,680,732	5,083,567
India	1,399,383	776,854
Columbia	68,667	212,054
United States of America	194,043	154,424
Brazil	49,197	109,312
Others	897,338	449,677
	5,289,360	6,785,888

NOTE 16. MINORITY INTERESTS

As of December 31, 2005 and 2004, the Company’s minority interests balances were $38,090 and $33,278, respectively. It was comprised of the minority shares of effectively controlled subsidiaries, including Beijing Aihua and XiangHe Aihua. As of December 31, 2005, the Company owned a 100% direct interest in Beijing Aihua and a 51% indirect interest in Xianghe Aihua.

For the year ended December 31, 2005, the Company recorded the minority interests share of income of $4,172, as compared to the minority interests share of income of $3,569 for the year ended December 31, 2004.

NOTE 17.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The following are the approximate minimum lease payments that will have to be made in the years as indicated below based on the operating leases in effect as of December 31, 2005:

$
2006	127,249
2007	96,401
2008	96,401
2009	96,401
2010	96,401
thereafter until 2017	-
512,853

The total rental expenses incurred for the years ended December 31, 2005 and 2004 were $136,088 and $109,800, respectively.

Unaudited Pro Forma Condensed Consolidated

Financial Statements of Global Innovative Systems Inc. and Beijing Illumination (Hong Kong) Limited

as of December 31, 2005

GLOBAL INNOVATIVE SYSTEMS INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS Expressed in US dollars

	Global Innovative Systems Inc. December 31, 2005	Beijing Illumination (Hong Kong) Limited December 31, 2005	Proforma Adjustment	Proforma Balance Sheet December31, 2005
	$	$	$	$
ASSETS
Current assets:
Cash and cash equivalents	63,153	503,077		566,230
Restricted deposits	222,576	-		222,576
Investments – restricted	671,802	-		671,802
Trade receivables, net of allowance for doubtful accounts	1,572,809	1,315,628		2,888,437
Net investment in sales-type leases	168,750	-		168,750
Deposit paid on acquisition of subsidiary	1,928,020	-	(1,928,020)	-
Prepaid expenses and other current assets	862,644	260,157		1,122,801
Amounts due from shareholders	75,653	-		75,653
Amount due from a related company	15,501	-		15,501
Inventories	643,073	2,111,399		2,754,472

Total current assets	6,223,981	4,190,261	(1,928,020)	8,486,222

Intangible assets	3,378,612	-	2,375,744	5,754,356
Goodwill	-	-	4,064,363	4,064,363
Equipment, net	326,766	5,474,329		5,801,095
Net investment in sales-type leases	546,198	-		546,198
	4,251,576	5,474,329	6,440,107	16,166,012

TOTAL ASSETS	10,475,557	9,664,590	4,512,087	24,652,234

GLOBAL INNOVATIVE SYSTEMS INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS (continued) Expressed in US dollars

	Global Innovative Systems Inc. December 31, 2005	Beijing Illumination (Hong Kong) Limited December 31, 2005	Proforma Adjustment	Proforma Balance Sheet December 31, 2005
	$	$	$	$
LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities:
Short-term borrowings	1,268,629	556,160		1,824,789
Current portion of long-term debts	7,391	-		7,391
Trade payables	1,217,947	957,728		2,175,675
Loans from directors	3,267,922	955,928		4,223,850
Amounts due to shareholders of Global Innovative Systems Inc. (“GIS”)	64,420	-		64,420
Loan from a shareholder of Beijing Illumination	-	517,962		517,962

Accrued expenses and other current liabilities	464,442	366,087	120,272	950,801
Current portion of obligations under capital leases	9,674	-		9,674
Income tax payable, net	263,502	-		263,502

Total current liabilities	6,563,927	3,353,865	120,272	10,038,064

Non-current liabilities:
Obligations under capital leases	1,974	-		1,974

Total non-current liabilities	1,974	-		1,974

Total liabilities	6,565,901	3,353,865	120,272	10,040,038

Minority interest	364	38,090	2,709,778	2,748,232

GLOBAL INNOVATIVE SYSTEMS INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS (continued) Expressed in US dollars

	Global Innovative Systems Inc. December 31, 2005	Beijing Illumination (Hong Kong) Limited December 31, 2005	Proforma Adjustment	Proforma Balance Sheet December 31, 2005
	$	$	$	$
Shareholders' equity:
Common stock
Authorized:
800,000,000 common shares, par value $0.001 per share
100,000,000 preferred shares, par value $0.001 per share
Issued and outstanding:
30,535,719 common shares at December 31, 2005	19,929	161	10,445	30,535
Common stock warrants	573,692	-	-	573,692
Additional paid-in capital	6,723,320	4,154,945	3,789,121	14,667,386
Statutory reserves	-	543,186	(543,186)	-
Accumulated other comprehensive loss	(42,992)	40,541	(40,541)	(42,992)
Accumulated deficit	(3,364,657)	1,533,802	(1,533,802)	(3,364,657)

Total shareholders' equity	3,909,292	6,272,635	1,682,037	11,863,964

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	10,475,557	9,664,590	4,512,087	24,652,234

GLOBAL INNOVATIVE SYSTEMS INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2005 Expressed in US dollars

	Global Innovative Systems Inc. March 31, 2005	Beijing Illumination (Hong Kong) Limited December 31, 2004	Amortization of intangible assets	Proforma
	$	$	$	$
Revenues:
Lighting	-	6,785,888		6,785,888
Hardware	2,397,716	-		2,397,716
Rental income	3,856	-		3,856
Service income	191,951	-		191,951
Sales-type lease income	10,342	-		10,342

Total net revenues	2,603,865	6,785,888		9,389,753

Cost of revenues:
Lighting	-	3,231,205		3,231,205
Hardware	1,021,255			1,021,255
Rental income	1,895			1,895
Service income	12,789			12,789

Total cost of revenues	1,035,939	3,231,205		4,267,144

Gross profit	1,567,926	3,554,683		5,122,609

Amortization of intangible assets	(125,874)		(403,842)	(529,716)
Selling and marketing expenses	(576,268)	(349,729)		(925,997)
General and administrative expenses	(1,140,670)	(1,784,400)		(2,925,070)

Profit / (loss) from operations	(274,886)	1,420,554	(403,842)	741,826

Interest expense	(136,088)	(718,617)		(854,705)
Interest income	14,420	23,183		37,603
Other income	2,818	94,837		97,655

Profit / (loss) before income tax	(393,736)	819,957	(403,842)	22,379

Income tax	(136,246)	(1,336)		(137,582)

Profit / (loss) before minority interests	(529,982)	818,621	(403,842)	115,203

Minority interests	-	(3,569)	(476,550)	(480,119)

Net profit / (loss)	(529,982)	815,052	(880,392)	(595,322)

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED DECEMBER 31, 2005 Expressed in US dollars

	Global Innovative Systems Inc. for the period from April 1 to December 31, 2005	Beijing Illumination (Hong Kong) Limited for the period from January 1 to September 30, 2005	Amortization of intangible assets	Proforma
	$	$	$	$
Revenues:
Lighting	-	3,858,604		3,858,604
Hardware	2,307,840	-		2,307,840
Rental income	3,332	-		3,332
Service income	836,883			836,883
Sales-type lease income	13,350			13,350

Total net revenues	3,161,405	3,858,604		7,020,009

Cost of revenues:
Lighting		2,107,431		2,107,431
Hardware	1,849,887			1,849,887
Rental income	1,750			1,750
Service income	21,132			21,132

Total cost of revenues	1,872,769	2,107,431		3,980,200

Gross profit	1,288,636	1,751,173		3,039,809

Amortization of intangible assets	(371,864)		(302,882)	(674,746)
Selling and marketing expenses	(462,719)	(343,024)		(805,743)
General and administrative expenses	(1,054,508)	(1,298,977)		(2,353,485)

Profit / (loss) from operations	(600,455)	109,172	(302,882)	(794,165)

Interest expense	(99,831)	(163,039)		(262,870)
Other income	16,131	33,609		49,740

Profit / (loss) before income tax	(684,155)	(20,258)	(302,882)	(1,007,295)

Income tax	(127,255)	(4,452)		(131,707)

Profit / (loss) before minority interests	(811,410)	(24,710)	(302,882)	(1,139,002)

Minority interests	-	(3,978)	(12,393)	(16,371)

Net profit / (loss)	(811,410)	(28,688)	(315,275)	(1,155,373)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

ACQUISITION OF BEIJING ILLUMINATION (HONG KONG) LIMITED

History of Acquisition

On September 27, 2005, we entered into a Sale and Purchase Agreement with Glory Goal Investments Limited and Ko Yin. Pursuant to the terms and conditions of the Sale and Purchase Agreement, our company agreed to purchase 325 shares, or approximately 26.0%, of the issued and outstanding shares of Beijing Illumination (Hong Kong) Limited from Glory Goal Investments in consideration for the payment of HK$15,000,000 and the issuance of 1,750,000 common shares by our company to Glory Goal Investments.

Contemporaneous with our entry into the Sale and Purchase Agreement, our company entered into a Deed Agreement dated September 27, 2005 with Ko Yin, Admire Fame Investments Limited, Gain Huge Investments Limited and Splendid Fortune Investments Limited. Pursuant to the terms of the Deed Agreement, Admire Fame, Gain Huge and Splendid Fortune agreed to grant our company a call option which grants our company the right to purchase 313 shares, or approximately 25.0%, of the issued and outstanding shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune and a further call option to purchase 72 shares, or approximately 5.8%, of the issued and outstanding shares of Beijing Illumination from Admire Fame. If the call options are triggered during the exercise period, our company has agreed to issue approximately 7,200,000 and 1,656,230 common shares respectively, in accordance with the terms of the Deed Agreement. Alternately, our company has agreed to grant Admire Fame, Gain Huge and Splendid Fortune a put option to require our company to purchase 313 shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune and a further put option to require our company to purchase 72 shares of Beijing Illumination from Admire Fame. If the put options are triggered within the exercise period, our company has agreed to issue 7,200,000 and 1,656,230 common shares respectively in accordance with the terms and conditions of the Deed Agreement. The options granted under the Deed Agreement will be exercisable for a period of nine months, which period commences six months after the completion date of the Sale and Purchase Agreement.

On October 3, 2005, our company entered into a Letter Agreement with Glory Goal Investments, Admire Fame, Gain Huge, Splendid Fortune and Ko Yin whereby the parties agreed to amend the terms of the Sale and Purchase Agreement and the Deed Agreement. The amendments set out in the letter agreement include various provisions intended to comply with United States securities laws in regards to the issuance of securities under the two agreements.

On February 15, 2006, the parties to the Sale and Purchase Agreement entered into a Letter Agreement whereby the parties agreed to extend the completion date of the Sale and Purchase Agreement from October 5, 2005 to February 22, 2006. On February 22, 2006, the parties to the Sale and Purchase Agreement entered into a second Letter Agreement whereby the parties agreed to further extend the completion date of the Sale and Purchase Agreement from February 22, 2006 to a date not later than March 15, 2006.

On February 22, 2006, the parties to the Deed Agreement entered into a Supplemental Deed Agreement to allow our company to immediately exercise the call options granted in the Deed Agreement.

Closing of Acquisition

The closing of the transactions contemplated in the Sale and Purchase Agreement occurred on February 27, 2006. In accordance with the closing of the Sale and Purchase Agreement, we acquired 325 shares, or approximately 26.0%, of the issued and outstanding shares of Beijing Illumination, in exchange for the payment of HK$15,000,000 and the issuance of 1,750,000 common shares by our company to Glory Goal Investments.

On February 22, 2006, upon execution of the Supplemental Deed Agreement, notice was deemed to have been served to Admire Fame, Gain Huge and Splendid Fortune to exercise the two call options and acquire additional shares of Beijing Illumination. The closing of the transactions contemplated in the Deed Agreement were completed as of February 27, 2006. In accordance with the closing of the Deed Agreement, we acquired 313 shares, or approximately 25.0%, of the issued and outstanding shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune in exchange for the issuance of an aggregate of 7,200,000 common shares by our company to such companies. Additionally, we acquired a further 72 shares, or approximately 5.8%, of the issued and outstanding shares of Beijing Illumination from Admire Fame in exchange for the issuance of 1,656,230 common shares by our company to Admire Fame.

As of February 27, 2006, our company had 30,535,719 common shares issued and outstanding. As Ko Yin is the principal shareholder of Glory Goal Investments, Admire Fame, Gain Huge and Splendid Fortune, Mr. Ko indirectly holds 10,606,230 common shares, or approximately 34.7%, of our company as of the closing date.

As of February 27, 2006, our company holds 710 shares, or 56.8%, of the issued and outstanding shares of Beijing Illumination.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended March 31, 2005 gives effect to the acquisition of Beijing Illumination (Hong Kong) Limited (“BIHK”) as if they had occurred as of April 1, 2004, combining the historical results of Global Innovative Systems Inc. (“GIS”) for the year ended March 31, 2005 with the historical results of BIHK for the year ended December 31, 2004. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the acquisitions of BIHK as if they had occurred as of December 31, 2005.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of GIS and BIHK without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of GIS and BIHK believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what GIS’s financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of GIS’s financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of GIS included in Form10-KSB for the year ended March 31, 2005, and with the separate historical financial statements and footnotes of BIHK for the years ended December 31, 2005 and 2004 (included herein).

Purchase Price Allocation

The allocation reflected in the unaudited pro forma combined financial statements is based on management’s best judgment and a comprehensive independent valuation of the fair values of intangible assets being acquired.

NOTE 2. PROFORMA BALANCE SHEET ADJUSTMENTS

(A) All balance sheets are presented as of December 31, 2005 for pro forma presentation purposes.

(B) As of December 31, 2005, GIS’s $0.001 par value common stock consists of 800,000,000 authorized common shares and 100,000,000 authorized preferred shares, in total 30,535,719 shares issued and outstanding, representing 19,929,489 historical shares and 10,606,230 pro forma shares.

(C) Adjustment for stock and cash issued to acquire BIHK, assuming acquisitions occurred as of December 31,2005. Adjustment includes the elimination of 710 common stock and $710 acquisition was calculated as follows:

BIHK
Pro forma number of shares of GIS to be treated as purchase price consideration	10,606,230
GIS closing stock price as at the completion date (measurement date)	$0.750
Total stock consideration	$7,954,673
Plus cash consideration	$1,928,021
$9,882,694

In accordance with SFAS 141 and EITF 99-12, for the purposes of this unaudited pro forma balance sheet, the fair value of the stock to be issued as purchase price consideration is assumed to be $0.75 per share, which was the closing price of GIS common stock as at the completion date on February 27, 2006 (the measurement date). There are no additional options, warrants, or other stock-based consideration expected to be issued as part of the purchase price for either acquisition. The above transaction was completed in the first quarter of 2006.

BIHK
Actual shares issued as stock consideration	10,606,230

Based on GIS’s stock price around the measurement date, and the balance sheets of GIS and BIHK, and as of December 31, 2005, the pro forma purchase price for each acquisition would be allocated as follows:

(in thousands of US dollars except share amount) BIHK
Cash	$1,928
Pro forma number of shares of GIS common stock issued	10,606,230
GIS closing stock price around February 27, 2006 (measurement date)	$0.750

Pro forma fair value of shares issued as purchase price consideration	$7,955

Purchase – related costs	120
Total fair value expected to be treated as purchase price consideration	$10,003

ASSETS PURCHASED
Cash and cash equivalents	503
Trade receivables	1,316
Prepayments and other receivables	260
Inventories	2,111
Plant and equipment	3,554
Construction in progress	1,920
Intangible assets	2,376
Goodwill	4,064
16,104
LIABILITIES ASSUMED
Short-term borrowings	556
Trade payables	958
Loans from directors	956

Loan from shareholders	518
Accrued expenses and other current liabilities	405
3,393
Minority Interest	2,709
6,102

For purposes of these unaudited pro forma financial statements, the excess of fair value of consideration paid over net book value for BIHK is allocated to the following intangible asset categories: completed technology, trademark, distributor lists, customer lists and goodwill. The allocation is made based on GIS management’s judgment and best estimate of the value of each category. As of this filing, GIS has completed an independent valuation of such intangible assets.

(i) Completed technology - AHP: it was one of the state-of-art technology in the specialty lighting industry currently pursued by leading international players, and it was expected to command a higher gross profit compared to other HID lamps. GIS expects to assign an amortization period of 7 years to this class of assets.

(ii) Completed technology - HIDs: It is primarily because the technologies are fundamental to the technical standards of the products and the gross margins commanded by the products. GIS expects to assign an amortization period of 4 years to this class of assets.

(iii) Trademark: GIS expects no amortization will be assigned.

(iv) Distributor and customer lists: GIS expects to assign an amortization period of 3-10 years to the class of assets on an accelerated basis.

(v) The remaining excess of purchase price paid over fair value of assets and liabilities assumed is allocated to goodwill, and as such, is not assigned a depreciable life. Goodwill will be tested for impairment as defined by Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets.

NOTE 3. PROFORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

(A) Results shown are for the year ended March 31, 2005. For pro forma presentation purposes, GIS and BIHK results are converted from HK Dollars to US Dollars at a rate of 7.78 HK/US Dollar, which was the average exchange rate for the period January 1, 2005 – December 31, 2005.

(B) Adjustment to reflect amortization of acquired intangible assets for the year ended March 31, 2005, as if the acquisitions had occurred on April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS INC.

By: /s/Bondy Tan

Name: Bondy Tan

Title: President and Chief Executive Officer

Dated: May 15, 2006